Exhibit 10.59

AIRCRAFT TIME SHARING AGREEMENT

This REVISED AND AMENDED TIME SHARING AGREEMENT (“Agreement”), dated as of this 30th day of October, 2025 (“Effective Date”) is by and between Motorola Solutions, Inc. with its principal address at 500 West Monroe Street, Chicago, Illinois 60661 (“Operator”) and Gregory Q. Brown (“Lessee”).

RECITALS

WHEREAS, Operator possesses a fractional ownership share or a fractional leasehold interest in the aircraft listed in Schedule 1 hereto (the “Aircraft”);

WHEREAS, Lessee desires to lease the Aircraft from Operator and Operator is willing to lease the Aircraft to Lessee;

WHEREAS, Operator and Lessee have agreed on the lease of the Aircraft under a time sharing arrangement, the terms and conditions of which are set forth herein; and

WHEREAS, this Agreement is entered into in recognition of and in compliance with the applicable provisions of U.S. Code of Federal Regulations 14 C.F.R. § 91.501(c)(1).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE 1: LEASE OF AIRCRAFT - TERM

1.1    Lease of Aircraft. Subject to the terms and conditions herein, Operator shall lease the Aircraft to Lessee from time to time with a flight crew for the operation thereof, for all flights pursuant to the provisions of this Agreement from and after the Effective Date, as and when required by Lessee so long as the Aircraft is not otherwise employed on behalf of Operator. Lessee’s use of the Aircraft shall constitute a non-exclusive lease.

1.2    Term. The lease of the Aircraft under the terms and provisions of this Agreement shall become effective upon the date and time the Aircraft is delivered to Lessee and the Aircraft shall upon delivery, without further deed of lease or transfer, pass under and become subject to the terms and conditions of this Agreement. The Aircraft shall be deemed re-delivered to Operator upon the conclusion of each flight which Operator operates on behalf of Lessee.

ARTICLE 2: PERMISSIBLE CHARGES - TAXES

2.1    Fees and Charges. As consideration for the lease of the Aircraft, Lessee shall pay up to the following charges to Operator on a flight-by-flight basis following the completion of each flight with the Aircraft.

(a)Fuel, oil, lubricants and other additives;
(b)Travel expenses of the crew, including fuel, lodging, and ground transportation;
(c)Hangar and tie-down costs away from the Aircraft’s base of operation;
(d)Insurance obtained for the specific flight;
(e)Landing fees, airport taxes, and similar assessments;
(f)Customs, foreign permit, and similar fees directly related to flight, if applicable;
(g)In-flight food and beverages;
(h)Passenger ground transportation;
(i)Flight planning and weather contract services; and
(j)An additional charge equal to one hundred (100) percent of the expenses listed in Section 2.1(a).

Under no circumstances shall the compensation paid by the Lessee to the Operator under this Agreement exceed the amounts permissible under 14 C.F.R. § 91.501(d).

2.2    Invoice and Payment. Within thirty (30) days following the completion of each flight of the Aircraft on behalf of Lessee, Operator shall invoice Lessee for the charges determined by the parties and on record in the Motorola Finance department, provided, however, those charges shall not exceed the total charges specified in Section 2.1. Lessee shall pay the amount stated in the invoice within ten (10) business days following its receipt.

2.3    Taxes. The payment of any compensation in connection with the flights conducted on behalf of Lessee under this Agreement is subject to federal transportation excise tax as provided under 29 U.S.C. § 4261. Operator shall be responsible for the payment of any and all federal transportation excise taxes in connection with this Agreement. All other federal, state, or local taxes, duties or assessments imposed on the charges specified in Section 2.1 shall be the responsibility of Operator.

ARTICLE 3: DELIVERY AND REDELIVERY OF AIRCRAFT

3.1    Scheduling of Aircraft. Lessee shall request use of the Aircraft no less than ten (10) hours prior to the requested departure time for U.S. domestic flights and no less than one hundred and twenty (120) hours prior to the required departure time for international flights. Advance request time may increase for peak travel days, an annual calendar of which shall be set forth in Operator’s Aviation Policy. All requests for the use of the Aircraft shall be submitted
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in writing to the Aviation Program Manager. See E-14 Aviation Policy for current contact information.

Each such request shall specify the name of the Lessee, the date of departure, the date of return, the point of origin and the destination, the number and name of all passengers, and emergency contact information for each passenger, which shall not be another passenger on the same flight. Operator shall have final and exclusive authority over the scheduling of the Aircraft.

Lessee’s access to the Aircraft is subject to Aircraft availability as determined by Flexjet, LLC., Operator’s third-party aircraft management services provider (“Aircraft Manager”).

3.2    Delivery and Redelivery of Aircraft. Delivery and redelivery of the Aircraft by one party to the other shall ordinarily be made at Laurence G. Hanscom Field (KBED), in Bedford, Massachusetts, provided, however, that delivery and/or redelivery of the Aircraft may be made at such other airport as shall be agreed upon by the parties.

ARTICLE 4: FLIGHT CREWS AND FLIGHT OPERATIONS

4.1    Flight Crews. Operator shall provide a complete flight crew for the operation of the Aircraft during the lease of the Aircraft to Lessee under this Agreement. Each member of such flight crew shall be duly licensed and qualified to operate the Aircraft in accordance with the regulations and requirements of the Federal Aviation Administration (“FAA”).

4.2    Operational Control. Operator shall at all times have operational control over all flights performed under this Agreement and shall be solely responsible for compliance with all applicable FAA regulations.

The pilot-in-command shall have sole authority to determine whether a flight may be safely operated and to initiate and terminate flights. Lessee undertakes to accept all decisions of the pilot-in-command regarding the operation of the Aircraft.

4.3    Operation of the Aircraft. Operator shall operate the Aircraft in a safe and reasonable manner and at all times in compliance with all applicable laws and regulations, including, without limitation, the rules and regulations of the FAA.

ARTICLE 5: MAINTENANCE

5.1    Aircraft Maintenance. During the term of this Agreement, Operator shall service and repair the Aircraft, or shall cause Aircraft Manager to service and repair the Aircraft, so as to:

(a)maintain the Aircraft in good operating condition;
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(b)keep the Aircraft duly certified as airworthy at all times under the regulations of the FAA;
(c)maintain the Aircraft in accordance with the standards prescribed by applicable law as the same may be in effect from time to time; and
(d)maintain all records, logs and other documents required to be maintained with respect to the Aircraft.

5.2    Maintenance Scheduling. All maintenance and inspections of the Aircraft shall have priority in scheduling the operation of the Aircraft on behalf of Lessee, unless such maintenance and inspections may be deferred in accordance with applicable FAA regulations and recommended manufacturer maintenance procedures.

ARTICLE 6: REPRESENTATIONS AND WARRANTIES

6.1    Operator Representations and Warranties. Operator represents and warrants to Lessee as follows:

(a)Operator owns a fractional share or a leasehold share to the Aircraft and has all necessary authority to enter into this Agreement for the lease of the Aircraft to Lessee; and
(b)Operator has not entered into this Agreement for the purpose of engaging in the sale of air transportation services for compensation or hire in contravention of the rules and regulations of the FAA.

6.2    Lessee Representations and Warranties. Lessee represents and warrants to Operator as follows:

(a)Lessee has all necessary authority to enter into this Agreement for the lease of the Aircraft from Operator; and
(b)Lessee has not entered into this Agreement for the purposes of engaging in the sale of air transportation services or for compensation or hire in contravention of the rules and regulations of the FAA.

ARTICLE 7: INSURANCE

7.1    Insurance. Operator shall provide and maintain Aircraft third party legal liability insurance in an amount not less than Two Hundred Fifty Million Dollars ($250,000,000). Such insurance shall include the following provisions:

(a)Lessee shall be named as an additional insured;
(b)Such insurance shall be primary without any right of contribution from any insurance carried by the Lessee; and
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(c)The underwriter of such insurance shall waive any right of subrogation with respect to potential claims against Lessee.

7.2    Indemnification. Operator hereby indemnifies and agrees to hold Lessee harmless from and against any and all liabilities, claims, demands, suits, judgments, damages, losses, costs and expenses (Including reasonable legal expenses and attorneys’ fees) for or on account of or in any way connected with injury to or death of any persons whomsoever or loss of or damage to property arising out of (i) the use or operation of the Aircraft under this Agreement or in any way connected with this Agreement including but not limited to the Aircraft and related equipment or (ii) the performance or nonperformance of Operator of its responsibilities under this Agreement, unless such loss or damage results from the gross negligence or willful misconduct of Lessee.

ARTICLE 8: TERMINATION

8.1    Termination by Operator. Operator shall have the right to terminate this Agreement with immediate effect upon written notice to Lessee. This Agreement shall automatically terminate upon the cessation of Lessee’s employment by Operator.

ARTICLE 9: MISCELLANEOUS

9.1    Governing Law. This Agreement shall be construed and performance hereof shall be determined in accordance with the laws of the State of Illinois (excluding conflict of laws principles).

9.2    Severability. If any provision of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

9.3    Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart constituting an original hereof.

9.4    Prohibited Items. Lessee shall not cause or permit to be carried on board the Aircraft, and shall not cause or permit any passenger to carry on board the Aircraft, any contraband, prohibited dangerous goods, or prohibited controlled substances on the Aircraft at any time.

(a)U.S. federal law forbids the carriage of hazardous materials aboard aircraft in your luggage or on your person. Hazardous materials include explosives, compressed gases, flammable liquids and solids, oxidizers, poisons, corrosives and radioactive materials; examples: paints, lighter fluid, fireworks, tear gases, oxygen bottles, and radiopharmaceuticals. Lithium batteries and e-cigarettes are not allowed in checked luggage.
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ARTICLE 10: TRUTH-IN-LEASING

10.1    Truth-in-Leasing. THE AIRCRAFT SUBJECT TO THIS TIME SHARING AGREEMENT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH PART 91 OF THE FEDERAL AVIATION REGULATIONS DURING THE TWELVE (12) MONTHS PRECEDING THE EFFECTIVE DATE HEREOF AND THE OPERATOR HERETO CERTIFIES THAT FOR THE PURPOSES OF THE OPERATION TO BE CONDUCTED PURSUANT TO THIS AGREEMENT THE AIRCRAFT IS IN FULL COMPLIANCE WITH THE APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS OF SAID PART 91. THE NAME AND ADDRESS OF THE PARTY RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT FOR THE TERM OF THIS AGREEMENT IS MOTOROLA SOLUTIONS, INC., 500 WEST MONROE STREET, CHICAGO, ILLINOIS 60661 AND SAID PARTY HEREBY CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITY TO COMPLY WITH APPLICABLE FEDERAL AVIATION REGULATIONS. AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE.
A COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

MOTOROLA SOLUTIONS, INC.            LESSEE

/S/ UYGAR GAZIOGLU                   /S/ GREGORY Q. BROWN
________________________________        ________________________________
Name: Uygar Gazioglu                Name: Gregory Q. Brown
Title: SVP - Corporate Finance and Treasurer    Title: Chief Executive Officer

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SCHEDULE 1
AIRCRAFT SUBJECT TO THE TIME SHARING AGREEMENT

Aircraft:*

Make / Model: Bombardier Challenger 3500 - fractional ownership interest
Serial No.: 20995
FAA Registration No.: N513FX

Make / Model: Gulfstream G650 - fractional leasehold
Serial No.: 6268
FAA Registration No.: N650FX

*Subject to availability. Operator may substitute other equivalent aircraft for Lessee flights, but such substitution shall not alter the parties’ rights, duties, and obligations under this Agreement.

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